UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2020

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Development and License Agreement

On November 19, 2020, Precision BioSciences, Inc. (the “Company”), entered into a development and license agreement (the “Development and License Agreement”) with Eli Lilly and Company (“Lilly”) to collaborate to discover and develop in vivo gene editing products incorporating the Company’s ARCUS nucleases. Lilly has initially nominated Duchenne muscular dystrophy and two gene targets for other genetic disorders, and has the right to nominate up to three additional gene targets for genetic disorders over the first four years of the Development and License Agreement (the “Nomination Period”). Lilly may extend the Nomination Period for an additional two years from the date on which such initial Nomination Period ends, upon Lilly’s election and payment of an extension fee. Under the terms of the Development and License Agreement, Lilly will receive an exclusive license to research, develop, manufacture and commercialize the resulting licensed products to diagnose, prevent and treat any and all diseases by in vivo gene editing directed against the applicable gene target. The Development and License Agreement provides that the Company will be responsible for conducting certain pre-clinical research and IND-enabling activities with respect to the gene targets nominated by Lilly to be subject to the collaboration, including manufacture of initial clinical trial material for the first licensed product. Lilly will be responsible for, and must use commercially reasonable efforts with respect to, conducting clinical development and commercialization activities for licensed products resulting from the collaboration, and may engage the Company for additional clinical and/or initial commercial manufacture of licensed products.

Upon closing of the transactions under the Development and License Agreement (the “Effective Date”), the Company will receive an upfront cash payment of $100 million, and Lilly will make an equity investment of $35 million in shares of the Company’s common stock pursuant to a stock purchase agreement between the Company and Lilly as described below (the “Stock Purchase Agreement”). The cash payment and equity investment are projected to extend the Company’s cash runway into 2023. The Company will also be eligible to receive milestone payments of up to an aggregate of $420 million per licensed product as well as nomination fees for additional targets and certain research funding. If licensed products resulting from the collaboration are approved and sold, the Company will also be entitled to receive tiered royalties ranging from the mid-single digit percentages to the low-teens percentages on world-wide net sales of the licensed products, subject to customary potential reductions. Lilly’s obligation to pay royalties to the Company expires on a country-by-country and licensed product-by-licensed product basis, upon the latest to occur of certain events related to expiration of patents, regulatory exclusivity or a period of ten years following first commercial sale of the licensed product.

The Company has the right to elect to co-fund the clinical development of one licensed product, which may be selected from among the third or any subsequent licensed products to reach IND filing. If the Company elects to co-fund such licensed product, the Company would reimburse Lilly for a portion of the clinical development expenses for such product and, in exchange, each royalty tier with respect to net sales of such licensed product would be increased by a low single digit percentage. During the term of the Development and License Agreement, the Company may not (and may not license or collaborate with any third party to) research, develop, or commercialize any in vivo gene editing product directed against any gene targets that have been nominated and are subject to the Development and License Agreement.

Unless earlier terminated, the Development and License Agreement will remain in effect on a licensed product-by-licensed product and country-by-country basis until the expiration of a defined royalty term for each licensed product and country. Lilly has the right to terminate the Development and License Agreement for convenience by providing advance notice to the Company. Either party may terminate the Development and License Agreement (i) for material breach by the other party and a failure to cure such breach within the time period specified in the agreement or (ii) due to a challenge to its patents brought by the other party.

The transactions contemplated in the Development and License Agreement and the Stock Purchase Agreement (as further described below) are subject to customary closing conditions, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Stock Purchase Agreement

Concurrently with the execution of the Development and License Agreement, on November 19, 2020, the Company and Lilly entered into the Stock Purchase Agreement pursuant to which the Company agreed to issue and sell Lilly 3,762,190 shares of the Company’s common stock (the “Shares”) in a private placement transaction for an aggregate purchase price of $35 million, or approximately $9.30 per share. The price per share of the Company’s common stock under the Stock Purchase Agreement represents a 25% premium over the volume-weighted-average-price (VWAP) of the Company’s common stock over the 30 trading days preceding the execution date of the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, subject to certain exceptions, Lilly may not sell the Shares without the Company’s approval for a period of nine months following the Effective Date. In addition, for a period of one year following the Effective Date, Lilly and its affiliates may not (i) effect or otherwise participate in, directly or indirectly, any acquisition of any securities or material assets of the Company, any tender or exchange offer, merger or other business combination or change of control involving the Company, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or any solicitation of proxies or consents to vote any securities of the Company or (ii) act with any other person, or publicly disclose any intention, to do any of the foregoing. The Stock Purchase Agreement also contains customary representations, warranties, and covenants of each of the Company and Lilly.

The foregoing descriptions of the Development and License Agreement and the Stock Purchase Agreement are not complete and are qualified in their entirety by reference to the Development and License Agreement and the Stock Purchase Agreement, each of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Item 3.02.Unregistered Sales of Equity Securities.

The description of the Stock Purchase Agreement and the issuance and sale of the Shares thereunder set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Shares are being offered and sold to Lilly in a private placement that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01.Regulation FD Disclosure.

On November 20, 2020, the Company and Lilly issued a joint press release announcing their research collaboration and exclusive license agreement to utilize the Company’s proprietary ARCUS® genome editing platform for the research and development of potential therapies for genetic disorders such as Duchenne muscular dystrophy (DMD). A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As described in the accompanying press release, the Company will be hosting a conference call at 8:30 a.m., Eastern Time, on November 20, 2020 to discuss the collaboration with Lilly. Access to the live webcast and the accompanying presentation materials will be available in the “Investors & Media” portion of the Company’s website at https://investor.precisionbiosciences.com.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the expected benefits of the collaboration, that the collaboration will yield commercially successful products, the expected milestone and royalty payments and the projected cash runway. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint Press Release of Precision BioSciences, Inc. and Eli Lilly and Company, dated November 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: November 20, 2020	By:	/s/ Matthew Kane
Matthew Kane
President and Chief Executive Officer